EXHIBIT 99.1

                    American National Bank and Trust Company




                                      Memo


Date:     April 6, 2004

To:       All Employees

From:     Charley Majors

Subject:  American National's CFO Accepts
          Opportunity in the Hampton Roads Area


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     Brad E. Schwartz, Senior Vice President and Chief Financial Officer, has
accepted a position with Monarch Bank, which serves Chesapeake, Virginia Beach, and Norfolk, Virginia. Mr. Schwartz will serve as the Executive Vice President and Chief Operating and Financial Officer for the bank, and will be appointed to sit on Monarch's board of directors upon his arrival in May, pending regulatory approval.

     We understand this is a tremendous opportunity for Brad to further his career goals and aspirations. He has helped guide our company through a historically low interest rate period with great resolve to retain our high-performing profitability status, and he will be missed as a member of our management team. We wish him well in his career pursuits.